WHITESTONE REIT

# COMMUNITIES THAT THRIVE

## CREATING LOCAL CONNECTIONS

Fine Foods
SAFEWAY
WHOLE FOODS MARKET
WILDFLOWER BREAD COMPANY
JALAPEÑO INFERNO
BISTRO MEXICANO

## SUPPLEMENTAL OPERATING AND FINANCIAL DATA

### FOR THE QUARTER ENDED MARCH 31, 2022

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages,
Common Shares	develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt. Whitestone creates communities that thrive through
60 Community Centers	creating local connections between consumers in the surrounding communities and a well-crafted mix of national,
5.2 million sq. ft. of gross	regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone
leasable area	has consistently paid a monthly dividend for more than 15 years. The Company’s balanced and well-managed
1,560 tenants	capital structure provides stability and flexibility to support it through a multitude of economic cycles.

6 Top Growth Markets	We invest in properties that are or can become Community Centered Properties® from which our tenants deliver
Austin	needed services to the surrounding population. We focus on properties with smaller rental spaces that present
Chicago	opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
Phoenix	respective surrounding communities. Operations include an internal management structure providing cost-effective
San Antonio	services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
Fiscal Year End	management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual
12/31	associates who understand the particular needs of our tenants and neighborhoods.

Common Shares &	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Units Outstanding*:	medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less
Common Shares: 49.1 million	than 3,000 square feet) and, as of March 31, 2022, provided a 49% premium rental rate compared to our larger
Operating Partnership Units:	space tenants. The largest of our 1,560 tenants at our wholly owned properties comprised only 2.6% of our
0.8 million	revenues for the three months ended March 31, 2022.

Distribution (per share / unit)*:
Quarter: $ 0.12	Investor Relations:
Annualized: $ 0.48	Whitestone REIT			ICR LLC.
Dividend Yield: 4.03%**	David Mordy			Brad Cohen
	Director, Investor Relations			203.682.8211
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Jeffrey A. Jones	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	Colliers	JMP Securities	Maxim Group
Jack L. Mahaffey	Craig Kucera	David Toti	Aaron Hecht	Michael Diana
	540.277.3366	917.903.9407	415.835.3963	212.895.3641
	ckucera@brileyfbr.com	david.toti@colliers.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com

* As of May 2, 2022
** Based on common share price
of $11.92 as of close of market on
May 2, 2022.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT
REPORTS FIRST QUARTER 2022 RESULTS

Houston, Texas, May 3, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the first quarter of 2022. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We are excited to deliver strong first quarter operating and financial results, highlighted by Same Store NOI growth of 12.9%, significant reductions in our G&A expenses and continued balance sheet strengthening. Our necessity-based community centers, located in high-growth sunbelt markets, continue to drive strong consumer traffic and tenant demand, as evidenced by increases in rent per square foot and occupancy levels. As we move through 2022, we will continue to focus on maximizing shareholder value through organic growth, prudent capital allocation, reducing G&A, improving our debt leverage and delivering on our targeted FFO per share growth of 14% to 19%.”

–Dave Holeman, Chief Executive Officer

First Quarter 2022 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•Revenues of $34.1 million versus $29.0 million for the first quarter of 2021.
•Net Income attributable to common shareholders of $7.1 million, or $0.14 per diluted share, versus $1.4 million, or $0.03 per diluted share for the first quarter of 2021.
•Funds from Operations ("FFO") per diluted share of $0.30, inclusive of a one-time compensation benefit of $0.04 versus $0.20 for the first quarter of 2021.
•EBITDAre of $21.9 million versus $15.3 million for the first quarter of 2021.
•Same-Store Net Operating Income ("NOI") of $22.3 million versus $19.8 million for the first quarter of 2021, representing 12.9% growth.
•Annualized Base Rental Revenue per leased square foot of $20.73 as of March 31, 2022, representing growth of 7% since March 31, 2021

Operating Results
For the three month periods ending March 31, 2022 and 2021 the Company’s operating highlights were as follows:

	First Quarter 2022	First Quarter 2021
Occupancy:
Wholly Owned Properties – All	91.0%	88.7%
Same Store Property Net Operating Income Change (1)	12.9%	(4.3)%
Rental Rate Growth - Total (GAAP Basis):	10.1%	7.8%
New Leases	12.7%	5.3%
Renewal Leases	9.6%	9.6%
Leasing Transactions:
Number of New Leases	29	46
New Leases - Lease Term Revenue (millions)	$9.2	$19.9
Number of Renewal Leases	56	48
Renewal Leases - Lease Term Revenue (millions)	$13.7	$10.9

Balance Sheet and Debt Metrics

•As of March 31, 2022, Whitestone had total debt of $643.2 million and net debt of $640.8 million, along with capacity and availability of $130.0 million and $96.2 million, respectively, under its $250 million revolving credit facility.
•As of March 31, 2022, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On February 22, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the second quarter of 2022, to be paid in three equal installments of $0.04 in April, May and June of 2022. The second quarter dividend represents an 11.6% increase from the first quarter of 2022.

2022 Full Year Guidance

The Company’s reaffirms its previously released guidance for 2022 and estimates that GAAP net income available to common shareholders will be within the range of $0.35 to $0.39 per diluted share, and FFO will be within the range of $0.98 to $1.02 per diluted share and OP Unit.

2022 Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700
FFO (1)	$50,000 - $52,200

Net income attributable to Whitestone REIT per share	$0.35 - $0.39
FFO per diluted per share and OP Unit (1)	$0.98 - $1.02

Key Drivers:
Same store net operating income growth (2)	3.0% – 5.0%
Bad debt as a percentage of revenue	1.0% – 2.0%
General and administrative expense	$19,200 - $19,700
Ending occupancy	92% - 93%

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of March 31, 2022, Whitestone wholly owned 60 Community-Centered PropertiesTM with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-

income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the first quarter, the Company’s diversified tenant base was comprised of 1,560 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, May 4th, 2022, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:        1-877-407-0784
Dial-in number for international participants:    1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, May 18, 2022. Replay access information is as follows:

Replay number for domestic participants:        1-844-512-2921
Replay number for international participants:     1-412-317-6671
Passcode (for all participants):            13726374

Supplemental Financial Information

The first quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, management fee, net of related expenses, gain or loss on sale or disposal of assets, net, our pro rata share of NOI of equity method investments and net income attributable to non-controlling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:
David Mordy
Director, Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021

ASSETS
Real estate assets, at cost
Property	$1,200,191	$1,196,919
Accumulated depreciation	(197,713)	(190,333)
Total real estate assets	1,002,478	1,006,586
Investment in real estate partnership	34,868	34,588
Cash and cash equivalents	11,136	15,721
Restricted cash	120	193
Escrows and acquisition deposits	9,449	11,323
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,936	22,395
Receivable due from related party	1,011	847
Unamortized lease commissions, legal fees and loan costs	8,458	8,442
Prepaid expenses and other assets(2)	3,545	1,995
Total assets	$1,095,001	$1,102,090

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$643,876	$642,842
Accounts payable and accrued expenses(3)	31,009	45,777
Payable due to related party	1,207	997
Tenants' security deposits	8,093	8,070
Dividends and distributions payable	5,990	5,366
Total liabilities	690,175	703,052
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,146,223 and 49,144,153 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	48	48
Additional paid-in capital	622,064	623,462
Accumulated deficit	(222,792)	(223,973)
Accumulated other comprehensive loss	(860)	(6,754)
Total Whitestone REIT shareholders' equity	398,460	392,783
Noncontrolling interest in subsidiary	6,366	6,255
Total equity	404,826	399,038
Total liabilities and equity	$1,095,001	$1,102,090

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,678	$18,410
Accrued rents and other recoveries	20,119	18,681
Allowance for doubtful accounts	(15,346)	(14,896)
Other receivables	485	200
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,936	$22,395

(2) Operating lease right of use assets (net)	$205	$222
(3) Operating lease liabilities	$210	$231

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental(1)	$33,808	$28,695
Management, transaction, and other fees	315	350
Total revenues	34,123	29,045

Operating expenses
Depreciation and amortization	7,910	7,013
Operating and maintenance	5,725	4,839
Real estate taxes	4,367	4,038
General and administrative	3,049	5,634
Total operating expenses	21,051	21,524

Other expenses (income)
Interest expense	6,061	6,132
(Gain) loss on sale or disposal of assets, net	15	(1)
Interest, dividend and other investment income	(14)	(49)
Total other expenses	6,062	6,082

Income before equity investment in real estate partnership and income tax	7,010	1,439

Equity in earnings of real estate partnership	280	89
Provision for income tax	(101)	(87)
Net income	7,189	1,441

Less: Net income attributable to noncontrolling interests	111	26

Net income attributable to Whitestone REIT	$7,078	$1,415

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.14	$0.03
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.14	$0.03

Weighted average number of common shares outstanding:
Basic	49,145	42,495
Diluted	50,306	43,331

Consolidated Statements of Comprehensive Income

Net income	$7,189	$1,441

Other comprehensive income

Unrealized gain on cash flow hedging activities	5,986	2,221

Comprehensive income	13,175	3,662

Less: Net income attributable to noncontrolling interests	111	26
Less: Comprehensive income attributable to noncontrolling interests	92	41

Comprehensive income attributable to Whitestone REIT	$12,972	$3,595

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended March 31,
	2022	2021
(1) Rental
Rental revenues	$24,844	$21,626
Recoveries	9,337	7,598
Bad debt	(373)	(529)
Total rental	$33,808	$28,695

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$7,189	$1,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,911	7,013
Amortization of deferred loan costs	274	274
(Gain) loss on sale or disposal of assets, net	15	(1)
Bad debt	372	529
Share-based compensation	(1,413)	1,398
Equity in earnings of real estate partnership	(280)	(89)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,874	2,352
Accrued rents and accounts receivable	(1,913)	(829)
Receivable due from related party	(164)	(396)
Unamortized lease commissions, legal fees and loan costs	(697)	(844)
Prepaid expenses and other assets	295	611
Accounts payable and accrued expenses	(8,781)	(7,534)
Payable due to related party	210	35
Tenants' security deposits	23	143
Net cash provided by operating activities	4,915	4,103
Cash flows from investing activities:
Additions to real estate	(3,359)	(1,528)
Net cash used in investing activities	(3,359)	(1,528)
Cash flows from financing activities:
Distributions paid to common shareholders	(5,268)	(4,480)
Distributions paid to OP unit holders	(83)	(82)
Repayments of notes payable	(863)	(719)
Repurchase of common shares	—	(324)
Net cash used in financing activities	(6,214)	(5,605)
Net decrease in cash, cash equivalents and restricted cash	(4,658)	(3,030)
Cash, cash equivalents and restricted cash at beginning of period	15,914	25,956
Cash, cash equivalents and restricted cash at end of period (1)	$11,256	$22,926

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Three Months Ended March 31,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,772	$5,936
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$20	$3
Financed insurance premiums	$1,846	$1,712
Value of shares issued under dividend reinvestment plan	$15	$15
Change in fair value of cash flow hedge	$5,986	$2,221

	March 31,
	2022	2021
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$11,136	$22,820
Restricted cash	120	106
Total cash, cash equivalents and restricted cash	$11,256	$22,926

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2022	2021
FFO (NAREIT)
Net income attributable to Whitestone REIT	$7,078	$1,415
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,868	6,980
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	394	405
(Gain) loss on sale or disposal of assets, net	15	(1)
Net income attributable to noncontrolling interests	111	26
FFO (NAREIT)	15,466	8,825

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$15,466	$8,825
Denominator:
Weighted average number of total common shares - basic	49,145	42,495
Weighted average number of total noncontrolling OP units - basic	770	773
Weighted average number of total common shares and noncontrolling OP units - basic	49,915	43,268

Effect of dilutive securities:
Unvested restricted shares	1,161	836
Weighted average number of total common shares and noncontrolling OP units - diluted	51,076	44,104

FFO per common share and OP unit - basic	$0.31	$0.20
FFO per common share and OP unit - diluted	$0.30	$0.20

(1)    Includes pro-rata share attributable to real estate partnership.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,078	$1,415
General and administrative expenses	3,049	5,634
Depreciation and amortization	7,910	7,013
Equity in earnings of real estate partnership	(280)	(89)
Interest expense	6,061	6,132
Interest, dividend and other investment income	(14)	(49)
Provision for income taxes	101	87
Management fee, net of related expenses	52	80
(Gain) loss on sale or disposal of assets, net	15	(1)
NOI of real estate partnership (pro rata)	997	891
Net income attributable to noncontrolling interests	111	26
NOI	25,080	21,139
Non-Same Store NOI (1)	(1,289)	—
NOI of real estate partnership (pro rata)	(997)	(891)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,794	20,248
Same Store straight-line rent adjustments	(238)	(210)
Same Store amortization of above/below market rents	(229)	(201)
Same Store lease termination fees	(9)	(76)
Same Store NOI (2)	$22,318	$19,761

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2022 to the three months ended March 31, 2021, Non-Same Store includes properties acquired between January 1, 2021 and March 31, 2022 and properties sold between January 1, 2021 and March 31, 2022, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2022 to the three months ended March 31, 2021, Same Store includes properties owned before January 1, 2021 and not sold before March 31, 2022.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$7,078	$1,415
Depreciation and amortization	7,910	7,013
Interest expense	6,061	6,132
Provision for income taxes	101	87
Net income attributable to noncontrolling interests	111	26
Equity in earnings of real estate partnership	(280)	(89)
EBITDAre adjustments for real estate partnership	867	685
(Gain) loss on sale or disposal of assets, net	15	(1)
EBITDAre	$21,863	$15,268

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended March 31,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$32,007	$28,695	$3,312	12%
Management, transaction and other fees	176	210	(34)	(16)%
Total property revenues	32,183	28,905	3,278	11%

Property expenses
Property operation and maintenance	5,336	4,619	717	16%
Real estate taxes	4,053	4,038	15	—%
Total property expenses	9,389	8,657	732	8%

Total property revenues less total property expenses	22,794	20,248	2,546	13%

Same Store straight-line rent adjustments	(238)	(210)	(28)	13%
Same Store amortization of above/below market rents	(229)	(201)	(28)	14%
Same Store lease termination fees	(9)	(76)	67	(88)%

Same Store NOI (1)	$22,318	$19,761	$2,557	13%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2022	2021
Other Financial Information:

Tenant improvements (1) (2)	$1,329	$480
Leasing commissions (1) (2)	$597	$766
Maintenance capital (1)	$547	$739
Scheduled debt principal payments (1)	$474	$454
Straight-line rent income (1)	$301	$214
Market rent amortization income from acquired leases (1)	$223	$198
Non-cash share-based compensation expense (1)	$(1,329)	$1,468
Non-real estate depreciation and amortization (1)	$42	$34
Amortization of loan fees (1)	$280	$280
Undepreciated value of unencumbered properties	$917,401	$826,732
Number of unencumbered properties	53	51
Full time employees	83	90

(1)     Includes pro-rata share attributable to real estate partnership.

(2)    Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2022
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.5%	49,146
Operating partnership units outstanding	1.5%	770
Total	100.0%	49,916

Market price of common shares as of
March 31, 2022		$13.25

Total equity capitalization		$661,387	51%

Debt Capitalization:
Outstanding debt		$644,596
Less: Cash and cash equivalents		(11,136)
Total debt capitalization		633,460	49%

Total Market Capitalization as of
March 31, 2022		$1,294,847	100%

SELECTED RATIOS:

	Three Months Ended
	March 31,
INTEREST COVERAGE RATIO	2022	2021
EBITDAre/Interest Expense
EBITDAre (1)	$21,863	$15,268

Interest expense	6,061	6,132
Pro rata share of interest expense from real estate partnership	156	161
Less: amortization of loan fees, including pro rata share from real estate partnership	(280)	(280)
Interest expense, excluding amortization of loan fees	5,937	6,013

Ratio of EBITDAre to interest expense	3.7	2.5

(1)    For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	March 31,
	2022	2021
Debt/Undepreciated Book Value
Outstanding debt	$643,202	$644,771
Less: Cash	(11,136)	(22,820)
Add: Proportional share of net debt of real estate partnership	8,759	9,185
Outstanding debt after cash	$640,825	$631,136

Undepreciated real estate assets	$1,200,191	$1,107,895
Add: Proportional share of real estate from unconsolidated partnership	46,470	45,886
Undepreciated real estate assets	$1,246,661	$1,153,781
Ratio of debt to real estate assets	51%	55%

	Three Months Ended
	March 31,
	2022	2021
Debt/EBITDAre Ratio
Outstanding debt	$643,202	$644,771
Less: Cash	(11,136)	(22,820)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,759	9,185
Total Net Debt	$640,825	$631,136

EBITDAre	$21,863	$15,268

Pro forma EBITDAre	21,863	15,268

Pro forma annualized EBITDAre	$87,452	$61,072

Ratio of debt to pro forma EBITDAre	7.3	10.3

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2022	December 31, 2021
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (1)	$100,000	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (2)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,272	18,358
$20.2 million 4.28% Note, due June 6, 2023	17,699	17,808
$14.0 million 4.34% Note, due September 11, 2024	12,910	12,978
$14.3 million 4.34% Note, due September 11, 2024	13,708	13,773
$15.1 million 4.99% Note, due January 6, 2024	13,838	13,907
$2.6 million 5.46% Note, due October 1, 2023	2,275	2,289
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.8 million 3.15% Note, due November 28, 2022	1,394	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	119,500	119,500
Total notes payable principal	644,596	643,613
Less deferred financing costs, net of accumulated amortization	(720)	(771)
Total notes payable	$643,876	$642,842

(1)    Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(2)     Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2022
(in thousands)

Year	Amount Due
2022 (remaining)	$102,945
2023	147,363
2024	228,574
2025	17,143
2026	17,143
Thereafter	131,428
Total	$644,596

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties®	2022	2022	2021	2021	2021
Whitestone	5,205,966	91%	91%	90%	90%

Unconsolidated real estate partnership	926,798	58%	58%	59%	61%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,531	2.6%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.3%	9/3/2014	2035
Frost Bank	Houston	1,988	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,071	1.1%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	955	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	740	0.8%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	647	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	592	0.6%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	460	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Capital Area Multispecialty Providers	Austin	444	0.5%	12/12/2011	2026
Original Ninfas LP	Houston	411	0.4%	8/29/2018	2029
		$15,015	15.5%

(1)    Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2022 for each applicable tenant multiplied by 12.

(2)    As of March 31, 2022, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)    As of March 31, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)    As of March 31, 2022, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $136,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)    As of March 31, 2022, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)    As of March 31, 2022, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)    As of March 31, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $460,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of March 31, 2022

	% of Leased SF	% of ABR
Restaurants & Food Service	19%	23%
Grocery	14%	9%
Salons	7%	9%
Financial Services	6%	8%
Medical & Dental	7%	8%
Home Décor And Improvement	7%	5%
Non Retail	4%	5%
General Retail	7%	5%
Education	4%	4%
Fitness	4%	4%
Apparel	4%	4%
Pet Supply & Services	3%	3%
Local Services	2%	2%
Off-Price	4%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended
	March 31,
	2022	2021
RENEWALS
Number of Leases	56	48
Total Square Feet (1)	172,380	108,232
Average Square Feet	3,078	2,255
Total Lease Value	$13,724,000	$10,929,000
NEW LEASES
Number of Leases	29	46
Total Square Feet (1)	43,703	116,993
Average Square Feet	1,507	2,543
Total Lease Value	$9,249,000	$19,895,000
TOTAL LEASES
Number of Leases	85	94
Total Square Feet (1)	216,083	225,225
Average Square Feet	2,542	2,396
Total Lease Value	$22,973,000	$30,824,000

(1)    Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2022	66	$17,848,053	190,078	4.6	$653,527	$3.44	$19.08	$18.57	$96,350	2.7%	$345,345	10.1%
4th Quarter 2021	84	26,114,148	241,803	4.7	1,135,500	4.70	20.36	20.05	74,996	1.5%	670,356	14.9%
3rd Quarter 2021	75	21,174,759	159,787	4.8	843,333	5.28	24.34	23.62	115,317	3.0%	468,826	13.1%
2nd Quarter 2021	71	22,322,346	207,913	5.1	2,069,587	9.95	20.91	21.12	(44,199)	(1.0)%	282,582	6.8%
Total - 12 months	296	$87,459,306	799,581	4.8	$4,701,947	$5.88	$20.99	$20.69	$242,464	1.5%	$1,767,109	11.3%

Comparable New Leases:
1st Quarter 2022	14	$4,936,115	26,663	7.5	$479,932	$18.00	$24.72	$23.10	$43,268	7.0%	$77,077	12.7%
4th Quarter 2021	23	5,795,662	41,700	6.1	530,358	12.72	21.61	22.52	(38,073)	(4.1)%	97,992	11.2%
3rd Quarter 2021	13	2,201,043	18,848	4.2	101,472	5.38	23.72	25.49	(33,336)	(6.9)%	23,927	5.4%
2nd Quarter 2021	19	5,852,882	39,326	5.6	892,966	22.71	25.01	25.52	(19,839)	(2.0)%	29,940	3.1%
Total - 12 months	69	$18,785,702	126,537	6.0	$2,004,728	$15.84	$23.64	$24.01	$(47,980)	(1.6)%	$228,936	7.9%

Comparable Renewal Leases:
1st Quarter 2022	52	$12,911,938	163,415	4.2	$173,595	1.06	$18.16	$17.84	$53,082	1.8%	$268,268	9.6%
4th Quarter 2021	61	20,318,486	200,103	4.4	605,142	3.02	20.10	19.54	113,069	2.9%	572,364	15.7%
3rd Quarter 2021	62	18,973,716	140,939	4.9	741,861	5.26	24.43	23.37	148,653	4.5%	444,899	14.1%
2nd Quarter 2021	52	16,469,464	168,587	5.0	1,176,621	6.98	19.95	20.09	(24,360)	(0.7)%	252,642	7.9%
Total - 12 months	227	$68,673,604	673,044	4.6	$2,697,219	$4.01	$20.50	$20.07	$290,444	2.2%	$1,538,173	12.0%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2022	85	$22,973,692	216,083	4.6	$934,795	$4.33	$20.33
4th Quarter 2021	111	38,182,937	326,136	5.4	2,928,167	8.98	19.80
3rd Quarter 2021	103	33,044,924	238,717	5.0	2,040,458	8.55	24.44
2nd Quarter 2021	92	29,849,313	256,622	5.7	2,870,379	11.19	21.44
Total - 12 months	391	$124,050,866	1,037,558	5.1	$8,773,799	$8.46	$21.37

New
1st Quarter 2022	29	$9,249,355	43,703	6.3	$750,901	$17.18	$27.75
4th Quarter 2021	46	17,485,510	116,266	7.6	2,240,044	19.27	19.45
3rd Quarter 2021	38	12,734,682	90,143	5.2	1,210,123	13.42	24.85
2nd Quarter 2021	35	12,312,470	75,071	5.9	1,652,986	22.02	24.44
Total - 12 months	148	$51,782,017	325,183	6.4	$5,854,054	$18.00	$23.22

Renewal
1st Quarter 2022	56	$13,724,337	172,380	4.1	$183,894	$1.07	$18.45
4th Quarter 2021	65	20,697,427	209,870	4.3	688,123	3.28	19.99
3rd Quarter 2021	65	20,310,242	148,574	5.0	830,335	5.59	24.19
2nd Quarter 2021	57	17,536,843	181,551	4.9	1,217,393	6.71	20.12
Total - 12 months	243	$72,268,849	712,375	4.5	$2,919,745	$4.10	$20.53

(1)    Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2)    Weighted average lease term is determined on the basis of square footage.
(3)    Estimated amount per signed lease. Actual cost of construction may vary.
(4)    Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)    Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2022
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2022	416	582,936	11.2%	$10,990	11.1%	$18.85
2023	247	652,665	12.5%	12,845	13.0%	19.68
2024	226	782,269	15.0%	16,723	17.0%	21.38
2025	218	817,160	15.7%	15,651	15.9%	19.15
2026	157	574,942	11.0%	12,006	12.2%	20.88
2027	125	445,897	8.6%	9,347	9.5%	20.96
2028	45	213,562	4.1%	4,838	4.9%	22.65
2029	32	185,578	3.6%	3,533	3.6%	19.04
2030	25	75,890	1.5%	2,509	2.5%	33.06
2031	26	127,698	2.5%	3,524	3.6%	27.60
Total	1,517	4,458,597	85.7%	$91,967	93.3%	$20.63

(1)    Lease expirations table reflects rents in place as of March 31, 2022, and does not include option periods.

(2)    Annualized Base Rent represents the monthly base rent as of March 31, 2022 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of March 31, 2022

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 03/31/2022	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	42%	$564	$18.48	$17.70
Anthem Marketplace	Phoenix	2000	113,293	88%	1,528	15.33	14.99
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	241	35.17	33.85
Bissonnet/Beltway	Houston	1978	29,205	93%	427	15.72	15.35
BLVD Place	Houston	2014	216,944	100%	9,342	43.06	43.62
The Citadel	Phoenix	2013	28,547	104%	514	17.31	17.21
City View Village	San Antonio	2005	17,870	100%	559	31.28	31.67
Davenport Village	Austin	1999	128,934	98%	3,356	26.56	24.89
Desert Canyon	Phoenix	2000	62,533	88%	765	13.90	14.96
Eldorado Plaza	Dallas	2004	219,287	100%	3,484	15.89	18.21
Fountain Hills	Phoenix	2009	111,289	94%	1,671	15.97	16.24
Fountain Square	Phoenix	1986	118,209	90%	1,881	17.68	17.05
Fulton Ranch Towne Center	Phoenix	2005	120,575	96%	2,200	19.01	20.96
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	898	19.97	20.30
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	128	8.77	8.90
Heritage	Dallas	2006	70,431	100%	1,687	23.95	24.44
HQ Village	Dallas	2009	89,134	97%	2,577	29.81	36.43
Keller Place	Dallas	2001	93,541	96%	979	10.90	11.76
Kempwood Plaza	Houston	1974	91,302	88%	1,217	15.15	14.92
La Mirada	Phoenix	1997	147,209	89%	3,274	24.99	25.12
Las Colinas	Dallas	2000	104,919	85%	2,603	29.19	28.87
Lion Square	Houston	2014	117,592	98%	1,784	15.48	18.32
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,143	10.39	10.68
Market Street at DC Ranch	Phoenix	2003	244,888	96%	5,315	22.61	22.15
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	86%	1,698	16.63	16.12
Paradise Plaza	Phoenix	1983	125,898	90%	1,536	13.56	13.00
Parkside Village North	Austin	2005	27,045	100%	836	30.91	38.08
Parkside Village South	Austin	2012	90,101	100%	2,496	27.70	28.52
Pima Norte	Phoenix	2007	35,110	64%	386	17.18	18.74
Pinnacle of Scottsdale	Phoenix	1991	113,108	99%	2,562	22.88	22.96
Pinnacle Phase II	Phoenix	2017	27,063	100%	846	31.26	30.04
The Promenade at Fulton Ranch	Phoenix	2007	98,792	81%	1,112	13.90	13.16
Providence	Houston	1980	90,327	92%	1,072	12.90	13.14
Quinlan Crossing	Austin	2012	109,892	97%	2,575	24.16	24.79
Seville	Phoenix	1990	90,042	92%	2,784	33.61	33.35
Shaver	Houston	1978	21,926	94%	342	16.59	17.08
Shops at Pecos Ranch	Phoenix	2009	78,767	87%	1,828	26.68	28.40
Shops at Starwood	Dallas	2006	55,385	99%	1,769	32.26	33.76
The Shops at Williams Trace	Houston	1985	132,991	93%	2,096	16.95	18.93
South Richey	Houston	1980	69,928	100%	762	10.90	11.00
Spoerlein Commons	Chicago	1987	41,455	95%	845	21.46	22.42
Starwood Phase II	Dallas	2016	35,351	90%	1,184	37.21	36.15
Strand	San Antonio	2000	73,920	100%	1,720	23.27	26.45
SugarPark Plaza	Houston	1974	95,032	97%	1,201	13.03	13.22
Sunridge	Houston	1979	49,359	93%	713	15.53	16.03
Sunset at Pinnacle Peak	Phoenix	2000	41,530	97%	714	17.72	19.16
Terravita Marketplace	Phoenix	1997	102,733	76%	1,390	17.80	15.50
Town Park	Houston	1978	43,526	96%	1,037	24.82	24.79
Dana Park	Phoenix	2009	323,026	82%	6,039	22.80	22.26
Westchase	Houston	1978	50,332	70%	567	16.09	16.21
Williams Trace Plaza	Houston	1983	129,222	90%	1,812	15.58	15.41
Windsor Park	San Antonio	2012	196,458	97%	1,975	10.36	10.11
Woodlake Plaza	Houston	1974	106,169	63%	1,133	16.94	16.60
Total/Weighted Average - Whitestone Properties			4,953,571	91%	93,167	20.67	21.13

Development Properties:
Lakeside Market	Dallas	2000	162,649	84%	3,328	24.36	26.02
Anderson Arbor	Austin	2001	89,746	89%	1,732	21.68	22.39
Total/Weighted Average - Development Properties			252,395	86%	5,060	23.31	24.62

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,205,966	91%	$98,227	$20.73	$21.23

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	50%	$1,145	$18.19	$17.97
Corporate Park Northwest	Houston	1981	174,359	71%	1,728	13.96	13.91
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	57%	391	7.62	7.56
Holly Knight	Houston	1984	20,015	100%	446	22.28	24.73
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	6.95
Uptown Tower	Dallas	1982	253,981	60%	3,710	24.35	24.48
Westgate Service Center	Houston	1984	97,225	88%	737	8.61	8.16
Total/Weighted Average - Unconsolidated Properties			926,798	56%	$8,426	$16.23	$16.25

(1)      Calculated as the tenant’s actual March 31, 2022 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2022. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2022 equaled approximately $68,786 for the month ended March 31, 2022.

(2)      Calculated as annualized base rent divided by leased square feet as of March 31, 2022.

(3)    Represents (i) the contractual base rent for leases in place as of March 31, 2022, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2022.

(4)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)    As of March 31, 2022, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center
Town Park Plaza | Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037